Exhibit 10.69


                    FORM OF RESTRICTED STOCK AWARD AGREEMENT
                    ----------------------------------------

         AGREEMENT made and entered into as of this 6th day of May 2004 between MBIA Inc., a Connecticut corporation (the "Company"), and Gary C. Dunton (the "Grantee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company has established the MBIA Inc. Annual and Long-Term Incentive Plan, as amended (the "Plan") providing, among other things, for the award of shares of Common Stock, par value $1 per share, of the Company ("Shares") to key employees of the Company and certain wholly-owned subsidiaries of the Company, contingent upon the achievement of performance objectives established by the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Company (the "Board");

         WHEREAS, the Plan limits the value of all long-term incentive awards payable thereunder to a "Covered Employee" (as defined in the Plan) for any performance period to $5 million;

         WHEREAS, the Grantee has served as the Company's President, and the Company is now promoting the Grantee to serve as the Company's Chief Executive Officer commencing on the date hereof;

         WHEREAS, the Company has determined that, in recognition of the Grantee's past contributions to the Company and as an inducement for the Grantee to continue serving the Company, it is in the interest of the Company and its shareholders for the Grantee to be granted an award of Shares subject to the terms and conditions set forth herein, including, without limitation, the requirement that, in the ordinary course, such Shares will only be and become vested upon the achievement of the performance conditions set forth herein; and

         WHEREAS, the Committee has determined to grant to the Grantee the number of Shares set forth below, subject to the terms and restrictions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Grantee (together, the "Parties") do hereby agree as follows:

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         1. Grant of Restricted Stock. Subject to the limitations under Section
2(e) below, the Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof (the "Grant Date"), of 125,000 Shares subject to the terms and restrictions contained herein (the "Restricted Stock").

         2. Vesting of Restricted Stock.

         (a) Restricted Period. Except as provided in Section 5 hereof, the Restricted Stock granted hereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise directly or indirectly encumbered or disposed of except to the extent that the Restricted Stock has "vested" (i.e., become (i) non-forfeitable and (ii) freely transferable except for restrictions imposed by law or regulation) pursuant to Sections 2(b) through 2(d) below.

         (b) MBV Appreciation. A percentage of the Restricted Stock, determined pursuant to the table set forth below, shall become vested on the earlier of (i) the first date on which MBV Appreciation equals or exceeds 50% and (ii) January 1, 2009 (such earlier date, the "MBV Trigger Date"), based on the applicable MBV Appreciation measured as of such MBV Trigger Date:

      ------------------------------------ -------------------------------
      MBV Appreciation as of MBV Trigger        Vested Percentage of
                     Date                         Restricted Stock
      ------------------------------------ -------------------------------

      ------------------------------------ -------------------------------
                      0%                                 0%
      ------------------------------------ -------------------------------
                      10%                               20%
      ------------------------------------ -------------------------------
                      20%                               40%
      ------------------------------------ -------------------------------
                      30%                               60%
      ------------------------------------ -------------------------------
                      40%                               80%
      ------------------------------------ -------------------------------
                  50% or more                           100%
      ------------------------------------ -------------------------------

Intermediate levels of vesting shall be determined by linear interpolation (e.g., MBV Appreciation as of the MBV Trigger Date of 25% will yield 50% vesting).

         (c) Accelerated Vesting upon Certain Terminations of Employment. To the extent that the Restricted Stock shall not have previously become vested pursuant to Section 2(b) above or been forfeited pursuant to Section 2(e) below, the Restricted Stock shall become fully vested upon the termination of the Grantee's employment with the Company prior to January 1, 2009 (the "Normal Vesting Date"): (i) due to the Grantee's death or Disability; (ii) by the Company other than for Cause; (iii) in a Constructive Termination Without Cause; or (iv) for any reason (including, without limitation, a voluntary termination

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by the Grantee) following or as a result of a Change of Control that is not a
Change of Control described in Section 2(d). Any termination of the Grantee's employment with the Company (for any reason) occurring on or after the Normal Vesting Date shall have no impact on the vesting or forfeiture of the Restricted Stock.

         (d) Certain Change of Control Transactions. The Restricted Stock shall become fully vested immediately upon the occurrence of a Change of Control following which the Company ceases to be a "publicly held corporation" within the meaning of section 162(m)(2) of the Code, irrespective of whether the Grantee's employment terminates in connection therewith.

         (e) Limitation on Shares Issuable; "Top-Up Amount". In the event that the Market Value of the Restricted Stock that would otherwise vest in a calendar year pursuant to any of subsections (b), (c) or (d) above, when added to the value of any other long-term incentive awards that will or may become vested or payable to the Grantee under the Plan during the same calendar year, exceeds $5 million, then the amount of Restricted Stock that vests under this Agreement shall be limited to the maximum number of Shares that may be delivered to the Grantee for such calendar year without exceeding such $5 million limit under the Plan. The Market Value of the portion of Restricted Stock that fails to vest solely as a result of the operation of the foregoing sentence shall be paid to the Grantee by the Company as a special cash award outside of the Plan (such amount, the "Top-Up Amount"); provided, however, that the Company may in its sole discretion elect to pay all or a portion of the Top-Up Amount in additional Shares if, prior to the MBV Trigger Date, the Company has adopted a new equity-based compensation plan under which Shares are available to satisfy the Company's obligation under this Agreement.

         (f) Forfeiture Events. The Restricted Stock shall (to the extent not yet vested) be forfeited, and shall not thereafter vest, upon (i) a voluntary termination of his employment with the Company by the Grantee prior to the Normal Vesting Date (other than due to Disability, in a Constructive Termination Without Cause or upon or following a Change of Control) or (ii) a termination of the Grantee's employment by the Company for Cause prior to the Normal Vesting Date. Any termination of the Grantee's employment with the Company (for any reason) occurring on or after the Normal Vesting Date shall have no impact on the vesting or forfeiture of the Restricted Stock. Additionally, any portion of the Restricted Stock that remains unvested after the MBV Trigger Date under
Section 2(b) above shall be forfeited and shall not thereafter vest.

         3. No Right to Continued Employment. The grant of the Restricted Stock hereunder shall not be construed as granting to the Grantee any right of continued employment, and the right of the Company to terminate the Grantee's employment at any time at will (whether by dismissal, discharge or otherwise) is specifically reserved.

         4. Excise Tax. In the event that any payment or benefit made or provided to or for the benefit of the Grantee under this Agreement, or under any

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plan, agreement, program or arrangement of the Company or any of its affiliates
(a "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Code, the Company shall pay to the Grantee at or prior to the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount which, after the imposition of all income, employment, excise and other taxes payable by the Grantee thereon, is equal to the sum of (i) the Excise Tax on such Payment plus
(ii) any penalty and interest assessments associated with such Excise Tax. The determination of whether any Payment is subject to the Excise Tax and, if so, the amount to be paid by the Company to the Grantee and the time of payment pursuant to this Section 4 shall be made by an independent, nationally recognized United States public accounting firm (the "Auditor") jointly selected by the Parties and paid by the Company. If the Parties cannot agree on the firm to serve as the Auditor, then the Parties shall each select one nationally recognized United States accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor, which firm shall not have acted in any way on behalf of the Company during the two years preceding its selection. The Parties shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of any liability for any Excise Tax. All expenses relating to any such proceeding or claim (including any attorneys' fees and other expenses associated therewith) shall be paid by the Company promptly upon demand by the Grantee, and any such payment shall be subject to gross up in the event that the Grantee is subject to any income tax, employment tax or Excise Tax on it. In the event that the Grantee is entitled to a gross-up from the Company under the provisions of this Agreement and any other agreement or arrangement with the Company, the payment, if any, to be made in respect of any Excise Tax under this Section 4 shall not be in addition to or duplicative of any such other payment.

         5. Nonassignability of Restricted Stock. The Restricted Stock is personal and, prior to the vesting of such Restricted Stock, no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and no such rights shall be subject to execution, attachment or similar process, except that the Restricted Stock may be transferred, in whole or in part, (i) by will or the laws of descent and distribution or (ii) to any Immediate Family Member or to any trust, the sole beneficiaries of which are the Grantee and/or his Immediate Family Members, or to any entity (including, without limitation, any corporation, partnership or limited liability company) in which the Grantee, his Immediate Family Members or trusts solely for the benefits of such persons hold all the beneficial interests, provided that such Immediate Family Members and/or trusts and/or other entities (and upon distribution their beneficiaries) are bound by the provisions of this Agreement. For purposes of this Agreement, the term "Immediate Family Member" shall mean the Grantee's parents and spouse and any of the lineal descendants of the Grantee, his spouse or either of his parents (including, without limitation, descendants by adoption). Any person or entity

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to whom these Shares has been transferred in whole or in part in part in accordance with this Section 5 shall to the extent of the transfer, succeed to the rights and obligations of the Grantee under this Agreement.

         6. Rights as Stockholder. Except as otherwise provided in this Agreement, Grantee shall have, with respect to all Restricted Stock, the right to vote such Restricted Stock and the right to receive cash and other dividends, if any, as may be declared on the Restricted Stock from time to time. Any securities issued to or received by the Grantee with respect to Restricted Stock as a result of a stock split, a dividend payable in capital stock or other securities, a combination of shares or any other change or exchange of the Restricted Stock for other securities, by reclassification, reorganization, distribution, liquidation, merger, consolidation, or otherwise, shall be subject to the same restrictions on transfer and vesting, have the same status, and bear the same legend, as the Restricted Stock, unless otherwise determined by the Committee.

         7. Legend. Until the vesting of the Restricted Stock pursuant to
Section 2, each certificate evidencing Shares subject to the Grantee's Restricted Stock shall be registered in the Grantee's name and shall bear the following legend: "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN MBIA INC. AND GARY C. DUNTON, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY." Promptly following the determination of the Grantee's vested portion of Restricted Stock pursuant to Section 2 above, the Grantee shall be furnished certificate(s) for any such vested Shares that bear no such legend.

         8. Withholding. The Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable tax withholding requirements ("tax obligations") arising out of this Agreement. Such tax obligations may be satisfied in cash or, at the election of the Grantee, with vested Shares of Restricted Stock that have an aggregate Market Value on the date of vesting equal to the amount of taxes required to be withheld.

         9. Amendment or Waiver. No provision of this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No waiver by any person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or any subsequent time. To be effective, any waiver must be in writing signed by the waiving person.

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

         10. References and Headings. References herein to rights and obligations of the Grantee shall apply, where appropriate, to the estate or other legal representative of the Grantee or his successors and assigns as permitted under this Agreement, as the case may be, without regard to whether specific reference to such estate or other legal representative or his successors and assigns is contained in a particular provision of this Agreement. The headings of Sections contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         11. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered directly to the person concerned or (ii) three business days after being sent by postage-prepaid certified or registered mail or by nationally recognized overnight carrier, return receipt requested, duly addressed to the person concerned at the location indicated below (or to such changed address as such party may subsequently by similar process give notice of):

         If to the Company, at the Company's headquarters and to the attention of the Office of the Secretary, with a copy to Debevoise & Plimpton LLP, 919 Third Ave., New York, New York, 10022, Attention: Lawrence K. Cagney.

         If to the Grantee, at the Company's headquarters and to the attention of the Grantee.

         If to a transferee permitted under Section 5, to the address (if any) supplied by the Grantee to the Company.

         12. Resolution of Disputes. Any dispute or controversy arising out of or relating to this Agreement, the Grantee's employment with the Company, or the termination thereof, shall be resolved by binding confidential arbitration, to be held in New York City before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each of the Parties shall be entitled to appoint one of the three arbitrators and the third arbitrator shall be appointed by the arbitrators appointed by the Parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the Grantee (or his permitted successors and assigns) in resolving any claim raised in such an arbitration, other than any claim brought by the Grantee (or the Grantee's permitted successors and assigns) that the arbitrator(s) determine to have been brought (i) in bad faith or (ii) without any reasonable basis.

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         13. The Company's Representations. The Company represents and warrants that (i) sufficient shares are available under the Plan for the grant of the Shares hereunder; (ii) it is fully authorized by action of the Board and of the Committee (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations hereunder; (iii) the grant of the Restricted Stock and this Agreement have been approved in accordance with Rule 16b-3(d)(1) promulgated under the 1934 Act; (iv) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; (v) the grant of the Restricted Stock complies with an exemption to the registration requirements under the Securities Act of 1933, as amended; and (vi) upon the execution and delivery of this Agreement by the Company and the Grantee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         14. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "Change of Control" shall mean the occurrence of any of the following events:

              (i) any "person", as such term is currently used is Section 13(d) or 14(d) of the 1934 Act, other than the Company, its majority owned subsidiaries, or any employee benefit plan of the Company or any of its majority-owned subsidiaries, becomes a "beneficial owner" (as such term is currently used in Rule 13d-3, as promulgated under the 1934 Act) of 25% or more of the Voting Power of the Company;

              (ii) a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board who were serving on the Board on the date hereof, provided that any individual who becomes a director subsequent to that date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director for purposes hereof;

              (iii) the Board adopts any plan of liquidation providing for the distribution of all or substantially all of the Company's assets;

              (iv) the stockholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of substantially all of the assets of the Company (a "Corporate Event"), as a

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     result of which the shareholders of the Company immediately prior to such
     Corporate Event (the "Company Shareholders") shall not hold, directly or indirectly, immediately following such Corporate Event a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of substantially all of the Company's assets, each surviving, resulting or acquiring corporation; provided that, such a division or sale shall not be a Change of Control for purposes of this Agreement to the extent that, following such Corporate Event, the Grantee continues to be employed by a surviving, resulting or acquiring entity with respect to which the Company Shareholders hold, directly or indirectly, a majority of the Voting Power immediately following such Corporate Event.

         (b) "Cause" shall mean: (i) the Grantee is convicted of a felony involving moral turpitude or (ii) the Grantee engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties for the Company, resulting, in either case, in material economic harm to the Company, unless the Grantee believed in good faith that such conduct was in, or not opposed to, the best interests of the Company. Notwithstanding the immediately preceding sentence, Cause shall not exist for purposes of this Agreement unless the following procedural requirements have been complied with. The Grantee shall be given written notice by the Board of its intention to terminate his employment for Cause, which notice shall state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based. The Grantee shall have the right to have a timely hearing before the Board, and to present evidence to the Board in defense of such proposed termination and to be represented and assisted by counsel at such hearing. A determination that Cause exists may only be made upon a vote of two-thirds of the members of the Board (excluding the Grantee) after such hearing and only on the basis of the grounds set forth in the notice initially sent to the Grantee regarding such action.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall be deemed to include any successor to such section.

         (d) "Constructive Termination Without Cause" shall mean a termination by the Grantee of his employment with the Company on written notice given to the Company within 60 days following the occurrence, without his prior written consent, of any of the following events during the Transition Period:

              (i) the assignment to the Grantee of duties or responsibilities that are not commensurate with the Grantee's position as Chief Executive Officer, or any material diminution in the Grantee's duties or authorities as Chief Executive Officer (other than as may be agreed from time to time by the Grantee in writing), or any change in the reporting structure so

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     that the Grantee reports to any person or entity other than the Company's
     Chairman or the Board;

              (ii) any material breach of any material obligation of the Company to the Grantee, whether under this Agreement or otherwise, which breach is not cured by the Company within 10 business days of receipt by the Company of written notice thereof setting forth in reasonable detail the grounds on which such breach is alleged.

         (e) "Disability" shall mean the Grantee's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities as Chairman for a period of 180 consecutive days as determined by an approved medical doctor. For this purpose, an approved medical doctor shall mean a medical doctor selected by the Parties. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

         (f) "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time.

         (g) "Market Value", when used with respect to the value of Shares on a particular day, shall mean the closing price for which a Share is purchased that day (or, if such day is not a trading day, on the most recent preceding trading day on which such a purchase occurred) on the principal national securities exchange or national market system on which Shares are then listed or eligible for sale (or, if Shares are not listed or eligible for sale on any such exchange or market system, the price as determined by agreement between the Parties or, in then absence of such agreement, the price as determined in accordance with
Section 12).

         (h) "MBV" as of any date shall mean the Company's per Share GAAP book value as of the relevant date adjusted to (i) reverse the effects of unrealized gains and losses on investments and derivatives, (ii) reverse the effects of unearned compensation pertaining to restricted stock awards held by the Company's employees and directors, (iii) add dividends declared on the Company's Shares since January 1, 2004 and (iv) add interest accrued on dividends declared on the Company's Shares since January 1, 2004. In the event of any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, share exchange, liquidation, dissolution, stock split, extraordinary cash dividend, stock dividend, distribution of stock or other property in respect of the Shares or other securities of the Company, or other change in corporate structure or capitalization affecting the Shares, appropriate adjustment(s) will be made to the calculation of MBV so as to avoid dilution or enlargement of the rights of the Grantee and of the economic opportunity and value represented by the Restricted Stock.

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         (i) "MBV Appreciation" as of any measurement date shall mean the percentage increase in MBV from January 1, 2004 through such measurement date, determined pursuant to the following formula:

         (A minus B) / B

         where "A" equals MBV as of such measurement date and "B" equals MBV as of January 1, 2004.

         (j) "Person", when used in the definition of a Change of Control, shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act, as supplemented by Section 13(d)(3) of the 1934 Act; provided, however, that Person shall not include (i) the Company or any subsidiary of the Company or (ii) any employee benefit plan sponsored by the Company or any subsidiary of the Company.

         (k) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         (l) When used in the definition of a Change of Control, a specified percentage of "Voting Power" of a company shall mean such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and "Voting Securities" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

         15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut without regard to the principles of conflict of laws.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one document.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                               MBIA INC.


                                               By:     /s/  Ram D. Wertheim
                                                   --------------------------
                                                      Name:  Ram D. Wertheim
                                                      Title:  General Counsel


                                               GRANTEE


                                                    /s/  Gary C. Dunton
                                               -----------------------------
                                               Gary C. Dunton



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